Exhibit 99.1

MURPHY OIL CORPORATION ANNOUNCES RESULTS OF CUTTHROAT-1 EXPLORATION WELL OFFSHORE BRAZIL
HOUSTON, Texas, March 28, 2022 – Murphy Oil Corporation (NYSE: MUR) today announced that drilling has concluded at the Cutthroat-1 exploration well in block SEAL-M-428 in the Sergipe-Alagoas Basin offshore Brazil.
While the presence of hydrocarbons was not found, the partner group will continue to integrate the exploration well data into its regional subsurface interpretation efforts in order to better understand the exploration potential of its deepwater blocks located in the Sergipe-Alagoas Basin.
Cutthroat-1 is located nearly 90 kilometers offshore Brazil and was drilled in 3,094 meters of water by the Seadrill West Saturn drillship. It is one of multiple prospects that the partner group has mapped in the Sergipe-Alagoas Basin.
ExxonMobil is the operator and holds 50% working interest in 9 offshore SEAL blocks that spans over 6,800 square kilometers. Enauta Energia S.A. holds 30% working interest and Murphy Oil Corporation holds 20% working interest in the partnership.
ABOUT MURPHY OIL CORPORATION
As an independent oil and natural gas exploration and production company, Murphy Oil Corporation believes in providing energy that empowers people by doing right always, staying with it and thinking beyond possible. Murphy challenges the norm, taps into its strong legacy and uses its foresight and financial discipline to deliver inspired energy solutions. Murphy sees a future where it is an industry leader who is positively impacting lives for the next 100 years and beyond. Additional information can be found on the company’s website at www.murphyoilcorp.com.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement include, but are not limited to: macro conditions in the oil and gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.
Investor Contacts:
Kelly Whitley, kelly_whitley@murphyoilcorp.com, 281-675-9107
Megan Larson, megan_larson@murphyoilcorp.com, 281-675-9470
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